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     As filed with the Securities and Exchange Commission on April 24, 2002

                                                                Reg. No. 333-

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PHOTRONICS, INC.
             (Exact name of registrant as specified in its charter)


              CONNECTICUT                                   06-0854886
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                            1061 East Indiantown Road
                          Jupiter, Florida                    33477
          (Address of Principal Executive Offices)         (Zip Code)


                                PHOTRONICS, INC.
                                 2000 STOCK PLAN
                            (Full title of the plan)

                                  James A. Eder
                  Vice President, Secretary and General Counsel
                                PHOTRONICS, INC.
                            1061 East Indiantown Road
                             Jupiter, Florida 33477
                     (Name and address of agent for service)

                                 (561) 745-1222
          (Telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

                                       Proposed          Maximum       Amount
 Title of each          Amount          Maximum         Aggregate        of
 Securities to           to be        Offering Price    Offering    Registration
 be Registered         Registered(3)    Per Share         Price         Fee
--------------------------------------------------------------------------------
Common Stock,         1,500,000         $34.04 (1)     $51,060,000   $4,697.52
Par Value               shares
$.01 (2)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price is based on the average of the high and low sale prices of the Common Stock of the Registrant as reported on the NASD National Market on April 22, 2002.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) This Registration Statement relates to the registration of an additional 1,500,000 shares of Common Stock, $0.01 par value, of Photronics, Inc. (the "Company") to be offered pursuant to the Company's 2000 Stock Plan. The Company has previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on July 21, 2000 (File No. 333-42010) (the "Original Registration Statement") which related to the registration of 1,000,000 shares of the Company's Common Stock offered pursuant to the Plan, the contents of which Original Registration Statement are incorporated herein by reference.

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                                     PART II

                INFORMATON REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following information filed by Photronics, Inc. (the "Registrant" or "Photronics") with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

     1. The description of the Registrant's common stock included in its Registration Statement on Form 8-A, dated March 31, 1987:
     2. Annual Report on Form 10-K for the fiscal year ended October 31, 2001, as amended;
     3. Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2002;
     4.   Current Report on Form 8-K, dated December 13, 2001;
     5.   Current Report on Form 8-K, dated March 11, 2002;
     6.   Current Report on Form 8-K, dated April 4, 2002;
     7. Registration Statement on Form S-8, File Number 333-42010, which was declared effective by the Commission on July 21, 2000.

     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable; the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

Under applicable Connecticut law, the Registrant shall provide for indemnification of its directors, officers, employees and agents. Applicable Connecticut law requires the Registrant to indemnify a director against judgements and other expenses of litigation when he is sued by reason of his being a director in any proceeding brought, other than on behalf of the corporation, if a

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director is successful on the merits in defense, or acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, and in all other cases that his conduct was at least not opposed to the best interests of the corporation, or in a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a proceeding brought on behalf of a corporation (a derivative action), a director is entitled to be indemnified by the corporation for reasonable expenses of litigation, if the director is finally adjudged not to have breached his duty to the corporation.
In addition, a director is entitled to indemnification for both derivative and non-derivative actions, if a court determines, upon application, that the director is fairly and reasonably entitled to be indemnified. Finally, the Registrant maintains director and officer liability insurance which provides insurance for the Registrant's directors and officers in connection with claims brought against them in their capacity as such with the Registrant.

     Article Ninth of the Registrant's Certificate of Incorporation limits directors' monetary liability for actions or omissions made in good faith, which are later determined to be a breach of their duty as directors of the Registrant. Article Ninth does not eliminate or limit a director's liability for breaches of fiduciary duty for actions or omissions which (i) involved a knowing and culpable violation of law; (ii) enabled a director or an associate (as defined in the Act) to receive an improper personal economic gain; (iii) showed a lack of good faith and conscious disregard for his duty as a director under circumstances where the director was aware that his actions created an unjustifiable risk of serious injury to the Registrant; (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of his duty; or (v) involved the improper distribution of Registrant assets to its shareholders or an improper loan to an officer, director or 5% shareholder. Article Ninth also does not preclude suits for equitable relief, such as an injunction, nor would it shield directors from liability for violations of the federal securities laws. Moreover, Article Ninth does not limit the liability of directors for any act or omission that occurred prior to the date the Article became effective and does not limit the potential liability of officer-directors in their capacity as officers.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The exhibits filed as part of this Registration Statement are set forth below in the Exhibits Index.

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Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)   To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post- effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered

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         therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brookfield, State of Connecticut, on the 24th day of April, 2002.

                                      PHOTRONICS, INC.

                                      By /s/ Daniel Del Rosario

                                      --------------------------------
                                      Daniel Del Rosario
                                      Chief Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints James A. Eder and Sean T. Smith, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys- in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                  Date
---------                                   ------                ------

/s/ Constantine S. Macricostas      Chairman of the Board of    April 24, 2002
----------------------------          Directors and Director
Constantine S. Macricostas

/s/ Daniel Del Rosario
----------------------------        Chief Executive Officer     April 24, 2002
Daniel Del Rosario                          and Director

                                   Vice President/Finance and   April 24, 2002
/s/ Sean T. Smith                   Chief Financial Officer
---------------------------         (Principal Financial and
Sean T. Smith                         Accounting Officer)

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Signature                           Title                           Date
----------                          -----                           ----

/s/ Walter M. Fiederowicz           Director                    April 24, 2002
---------------------------
Walter M. Fiederowicz

/s/ Joseph A. Fiorita, Jr.          Director                    April 24, 2002
----------------------------
Joseph A. Fiorita, Jr.

/s/ Willem D. Maris                 Director                    April 24, 2002
----------------------------
Willem D. Maris

/s/ Michael J. Yomazzo              Director                    April 24, 2002
----------------------------
Michael J. Yomazzo

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                                 EXHIBIT INDEX

Exhibit No.                 Description
-----------                 ------------

4.1                         Photronics, Inc. 2000 Stock Plan
                            as amended at the annual meeting of
                            shareholders on March 20, 2002.

5.1                         Opinion of James A. Eder, Esq.

23.1                        Consent of Deloitte & Touche LLP.

23.2                        Consent of James A. Eder, Esq.
                            (contained in Exhibit 5.1).

24.1                        Power of Attorney (contained on the
                            Signature Page of this Registration
                            Statement).

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